Exhibit 10.6

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

NINTH AMENDMENT dated as of January 1, 2010 by and between CDS Global, Inc. (“CDS Global”) with its principal place of business at 1901 Bell Avenue, Des Moines, Iowa 50315-1099, and Playboy Enterprises, Inc. (“Publisher” or “PLY”) with its principal place of business at 680 North Lake Shore Drive, Chicago, Illinois  60611.

WHEREAS, CDS Global and Publisher entered into a Subscription Fulfillment Agreement dated as of July 1, 1987, as amended by an Amendatory Agreement dated as of September 1, 1987; a Letter Agreement for Electronic Presort dated as of June 1, 1988; a Second Amendment dated as of July 1, 1990; a Letter Agreement for CDS’s Destination Entry Program dated as of June 1, 1995; a Third Amendment dated as of July 1, 1996; a Letter Agreement for CDSxpress Moves dated as of July 1, 1996; a Fourth Amendment dated as of June 1, 1997; a Letter Agreement for Internet Services dated as of July 7, 1997; a Special Project (Letter) Agreement dated as of October 1, 1999; a Fifth Amendment dated as of July 1, 2001; a Letter Agreement for E-mail Fulfillment Services dated as of October 1, 2002; a Sixth Amendment dated as of April 1, 2003; a Seventh Amendment dated as of July 1, 2006; a Letter Agreement for access to myCDSdirect.com dated as of August 29, 2006; a Letter Agreement for E-mail Fulfillment Services dated as of February 14, 2007; and an Eighth Amendment dated as of November 1, 2008 (collectively, the “Agreement”); and

WHEREAS, PLY has entered into an Agreement with American Media, Inc. (“AMI”) for AMI to perform circulation management services for PLY’s Magazines fulfilled at CDS Global under an agreement between CDS Global and PLY (the “PLY Agreement”), and CDS Global agrees to accord Annual Basic Service Charge pricing to each of PLY and AMI based on the aggregate number of copies served by the two Publishers, provided that each of PLY and AMI has an Agreement for subscription fulfillment services with CDS Global that is in full force and effect and further provided that all instructions, directions, and similar communications relating to PLY’s magazines are given to CDS Global by AMI; and

WHEREAS, the parties now desire to further amend the Agreement to revise the Basic Service Charge, extend the Term and make other changes as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is agreed by and between the parties hereto as follows:

1.             In conjunction with PLY engaging AMI to perform circulation management services for PLY’s Magazines, Playboy Enterprises, Inc. hereby authorizes CDS Global to disclose PLY’s Confidential Information relating to the Magazines to AMI.

2.             Section 1.1 of the Agreement is hereby amended to add a new subsection (e) to read as follows:

“(e)         In the event Publisher requests CDS Global to deposit qualified subscriber check transactions in Publisher’s bank account via electronic presentment, the following shall apply:

(i)            CDS Global Electronic Check Presentment (“ECP”) Services*:

(1)           Provided that CDS Global and Publisher’s financial institution mutually agree upon a delivery system for the transmission of images, CDS Global will transmit check images (front and back) and MICR data (banking account information) to Publisher’s financial institution.  Publisher and/or its financial institution will determine whether such images will be processed as Automated Clearing House / Accounts Receivable Truncation (ACH/ARC) or Check 21 transactions (Image Exchange or IRD).

(2)           CDS Global will use commercially reasonable methods to securely store source documents for a period of time designated in writing by Publisher after which time CDS Global will destroy the source documents.

*In some instances, CDS Global may need to process the original paper check instead of using ECP.

(ii)           Publisher Responsibilities.

(1)           Publisher shall be responsible for all electronic presentment notices it is required to give to its subscribers/consumers.

(2)           Publisher shall provide to CDS Global written instructions with respect to handling any opt-out requirements.

(c)           CDS Global shall maintain the Magazine’s(s’) subscriber database (the “Database”) which will consist of files on disk and in backup format on cartridges containing subscriber and donor data, Magazine characteristics, specific order data, e-mail addresses, and transaction history.  CDS Global will apply and edit transactions, including cash, credit, credit card, renewal, gift renewal, complimentary, gift and agency orders; payments; cancellations; name and/or address changes; and subscriber adjustments to the Database on an interactive basis (date and time identified at time of application).  Errors will be corrected by CDS Global as promptly as possible on an interactive basis.

(d)           Publisher agrees to:  (i) establish a mutually agreed upon number of post office boxes for incoming mail, and (ii) use forms and mailing components that comply with CDS Global processing equipment and technologies (e.g., imaging, scanning) in accordance with CDS Global’s Package and Processing Guidelines (provided on CD and incorporated herein by reference), including submitting forms to CDS Global for advance approval.  If order forms are received at CDS Global with incorrect scan lines or finder numbers, an additional charge based on the clerical rate set forth in Exhibit A shall apply for the special processing.”

3.             Section 2.1(a) of the Agreement, as previously amended, is hereby amended and restated in its entirety to read as follows:

“2.1         Basic Service Charge.

(a)           Publisher shall pay CDS Global the following annual Service Charge per subscription per Magazine:

Aggregate Number of Labels
per Issue	Annual Service Charge
For All Magazines Combined*	per Subscription per Magazine

0 – 500,000	*****
500,001 – 1,000,000	*****
1,000,001 – 1,500,000	*****
1,500,001 – 2,000,000	*****
2,000,001 – 3,000,000	*****
3,000,001 – 4,500,000	*****
4,500,001 – 6,000,000	*****
6,000,000 and over	*****

* (i) For the purpose of determining the applicable tier for the Annual Service Charge under this Agreement, the Aggregate Number of Labels per Issue for All Magazines Combined will be the sum of those labels generated for the Magazine(s) under this Agreement and for all  magazines fulfilled at CDS Global under an Agreement between CDS Global and AMI (the “AMI Agreement”), such Aggregate Number of Labels per Issue for All Magazines Combined to be determined as described in paragraph (b) of this Section 2.1, provided that (1) this Agreement and the AMI Agreement are in full force and effect (each with CDS Global) and (2) AMI provides all instructions, directions and similar communications relating to PLY’s Magazines and AMI’s magazines to CDS Global.  In the event that AMI discontinues performing circulation management services for PLY, for any reason, and/or AMI discontinues providing the instructions, directions and similar communications relating to the PLY magazines, then each Publisher will fall separately and individually under the Basic Service Charge tiered table set forth in such Publisher’s Agreement with CDS Global.

(ii) For each of PLY and AMI:  For each additional magazine publisher fulfilled at CDS Global for which AMI (1) performs circulation management services and (2) provides all instructions, directions and similar communications for such publisher’s magazines to CDS Global, provided that such publisher is not and for the prior six (6) months has not been a client of CDS Global’s (each an “AMI Client”), then the PLY and AMI Aggregate Number of Labels per Issue for All Magazines Combined for determining the Annual Basic Service Charge rate shall include each such AMI Client’s number of labels.  For the purpose of clarity, it is understood and agreed that each AMI Client shall have entered into a separate agreement with CDS Global with a Basic Service Charge rate table, and the PLY and AMI number of labels will not be included in determining the AMI Client’s number of labels for the Basic Service Charge.  In the event AMI discontinues performing circulation management services for an AMI Client and/or AMI discontinues providing the instructions, directions and similar communications relating to an AMI Client’s magazines to CDS Global, then such AMI Client’s number of labels shall not be included in determining the Aggregate Number of Labels for AMI and PLY.

(iii) In the event any PLY magazine or any AMI Client magazine is sold or otherwise disposed of and the CDS Global agreement with the publisher of such magazine is (partially) assigned for such a magazine to a transferee that does not utilize AMI for circulation management services and/or AMI does not provide all instructions, directions and other communications for such magazine to CDS Global, then such magazine’s number of labels will not be included in determining AMI’s and PLY’s Aggregate Number of Labels.”

4.           Section 2.9(i) of the Agreement is hereby is hereby amended and restated in its entirety to read as follows:  “(i) *****/month/ magazine”.

5.           Section 2.9 of the Agreement, as previously amended, is hereby amended to add a sentence at the end of the paragraph to read as follows:

“REACT Interactive product, RENEWAL EXPertise will be provided to Publisher *****.”

6.           Section 2.17 of the Agreement, as previously amended, is hereby amended and restated in its entirety to read as follows:

“2.17       Change in Charges.

All of the fees and charges set forth in this Agreement, as escalated to the date hereof, shall remain in effect until December 31, 2011.  On January 1, 2012 and on each January 1 thereafter, the fees and charges shall be increased by a percentage equal to the percentage increase in the most recent Consumer Price Index, All Urban Consumers (“CPI-U”),  U.S. City Average, All Items, 1982-84=100, U.S. Department of Labor, publicly available on each Anniversary Date as compared with such Index publicly available on the previous Anniversary

Date; provided however, the maximum increase for each subsequent year shall not exceed ***** above the fees and charges established for the prior twelve (12) month period.”

7.           Section 2.18 of the Agreement is hereby amended to delete the existing language in its entirety and to replace it with the following language:

 “2.18      Premium Fulfillment.

CDS Global will perform premium fulfillment for the Magazines’ DVD, Single Pictorial, Double Pictorial, Playing Cards and Jewel Case premiums (the “Premiums”) for the fees and charges set forth below:

(a)           Pick and Pack (include labels):

(i)	Single Pictorial	*****
(ii)	Double Pictorial	*****
(iii)	DVD	*****
(iv)	Jewel Case DVD	*****
(v)	DVD and Single Pictorial	*****
(vi)	DVD and Double Pictorial	*****
(vii)	Playing Cards	*****

(b)           Additional Inserts:

1 – 6 inserts	*****
7 – 9 inserts	*****
10 – 12 inserts	*****

(c)	Materials	*****

(d)	Postage	Pass through

(e)	Receiving of Stock	*****

(f)	Storage	*****

8.           Section II of the Agreement is hereby amended to add a new Section 20 to read as follows:

“2.20       Electronic Check Presentment.

Effective October 1, 2009:  If Publisher requests electronic check presentment Services as described in Section 1.1(e) of this Section II, a charge of ***** per check item transmitted electronically will be charged.*

*In the event of increased costs to CDS Global due to changes imposed by the participating financial institutions and/or the rules and regulations governing such processing, CDS Global will have the right to adjust the charge accordingly.”

9.           Section 5.1 of the Agreement, as previously amended, is hereby amended and restated in its entirety to read as follows:

“5.1         Term.

The Term of this Agreement shall continue until December 31, 2014 unless earlier terminated as hereinafter provided.  Following December 31, 2014, this Agreement shall then continue from year to year for successive twelve (12) month periods thereafter unless terminated by either party by notice given to the other party not less than ninety (90) days prior to the first, or subsequent, yearly extension.  When used in this Agreement, the term “year” shall mean a consecutive twelve (12) month period.”

10.           Item 3 of Exhibit A is hereby amended and restated in its entirety to read as follows:

“3.           CDS Global will process credit card orders, provided that CDS Global has the capability of handling the requested credit card type, for a charge at the rate of *****.”

11.           The first sentence of Item 16 of Exhibit A is hereby amended and restated in its entirety to read as follows:

“CDS Global will provide the following special accounting Services, if requested by Publisher, for a monthly fee of ***** per Magazine:”

12.           Exhibit A of the Agreement is hereby amended to add a new Item 26 to read as follows:

“26.         Publisher may elect to access its reports, labels, and other data currently provided via the Internet using CDS Global’s Secure File Transfer Protocol Server (the “Secure FTP Server”).  Following execution of this Agreement, Publisher may request CDS Global to place the data on the Secure FTP Server. The existing CDS Global downloading charges set forth elsewhere in this Exhibit A shall apply to data downloaded, prepared, or staged on the Secure FTP Server.  CDS Global will assess no additional fee for Internet access via CDS Global’s Secure FTP Server for Publisher to “pull” the data via FTP.  For CDS Global to “push” the data via FTP, the following charges will apply: (i) file size of less than 100 million bytes - ***** per file, (ii) file size of 100 million bytes or more - ***** per file.”

13.           Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

CDS GLOBAL, INC.		PLAYBOY ENTERPRISES, INC.

By:	/s/ Dennis Luther	By:	/s/ Scott G. Stephen
	Dennis Luther		Scott G. Stephen
	(print)		(print)
Title:	Vice President	Title:	EVP Print/Digital Group